Exhibit (a)(8)



                         THE GROWTH FUND OF SPAIN, INC.
                    KEMPER GLOBAL/INTERNATIONAL SERIES, INC.

                              ARTICLES OF TRANSFER
                              --------------------


THIS IS TO CERTIFY THAT:

     FIRST: The Growth Fund of Spain, Inc. (the "Transferor") agrees to transfer to Kemper Global/International Series, Inc. (the "Transferee") all of its property and assets.

     SECOND: Both the Transferor and Transferee were incorporated under the laws of the State of Maryland.

     THIRD: The principal office of the Transferor in the State of Maryland is 11 East Chase Street, Baltimore, MD 21202. The principal office of the Transferee in the State of Maryland is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, MD 21202.

     FOURTH: The nature and amount of consideration to be transferred by the Transferee for the property and assets of the Transferor is the number of full and fractional Class A Transferee shares equal to the number of Transferor full and fractional shares then outstanding.

     FIFTH: The transferor does not own any interest in land located in the State of Maryland.

     SIXTH: The terms and conditions of the transaction described in these Articles of Transfer were duly advised, authorized and approved by the board of directors and by the stockholders of the Transferor, in the manner and by the vote required by the laws of the State of Maryland and the charter of the Transferor, as follows:

                  a) The board of directors of the Transferor, by written consent to such action signed by all the members thereof and filed with the minutes of proceedings of the board, adopted a resolution declaring that the terms and conditions of the transaction described herein were advisable and directing that the proposed transaction be submitted for consideration by the stockholders of the Transferor.

                  b) A consent in writing, setting forth approval of the terms and conditions of the transaction described herein as so proposed was signed by all stockholders of the Transferor entitled to vote thereon, and such consent is filed with the records of stockholder meetings of the Transferor.

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     SEVENTH: The terms and conditions of the transaction described in these
Articles of Transfer were duly advised, authorized and approved by the Transferee, in the manner and by the vote required by the laws of the State of Maryland and the charter of the Transferee, as follows:

                  The Board of Directors of the Transferee, by written consent to such action signed by all the members thereof and filed with the minutes of proceedings of the board, adopted a resolution declaring that the terms and conditions of the transaction described herein were advised, authorized and approved.

     EIGHTH: These Articles of Transfer shall become effective at 5 p.m. on the 11th day of December, 1998.

     NINTH: Each undersigned Vice President acknowledges these Articles of Transfer to be the corporate act of the respective corporate party on whose behalf he has signed, and further, as to all matters or facts required to be verified under oath, each such Vice President acknowledges that to the best of his knowledge, information and belief, these matters and facts relating to the corporation on whose behalf he has signed are true in all material respects and that this statement is made under the penalties for perjury.

         IN WITNESS WHEREOF, these Articles of Transfer have been duly executed by the parties hereto this 11th day of December, 1998.


ATTEST:                                 THE GROWTH FUND OF SPAIN, INC.


/s/Elizabeth C. Werth                   /s/Philip J. Collora (SEAL)
---------------------                   ---------------------
Elizabeth C. Werth                      Philip J. Collora
Assistant Secretary                     Vice President


ATTEST:                                 KEMPER GLOBAL/INTERNATIONAL SERIES, INC.

/s/Elizabeth C. Werth                   /s/Philip J. Collora (SEAL)
---------------------                   ---------------------
Elizabeth C. Werth                      Philip J. Collora
Assistant Secretary                     Vice President



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